Exhibit 10.6

CONSENT TO ASSIGNMENT OF LEASE, AND FIFTH LEASE MODIFICATION AGREEMENT

AGREEMENT dated as of this 19th day of December 2012 (this “Fifth Amendment”) between 410 PARK AVENUE ASSOCIATES, L.P., a New York limited partnership, having an office at 410 Park Avenue, 20th Floor, New York, New York 10022 (hereinafter called “Owner”), and CAPITAL TRUST, INC. a New York corporation, having an office at 410 Park Avenue, New York, New York 10022 (hereinafter called “Tenant”), and BLACKSTONE HOLDINGS I L.P., a Delaware limited partnership, having an office at is 345 Park Avenue, New York, New York 10154 (“Assignee”).

WITNESSETH:

WHEREAS:

1. Owner and Tenant executed that certain lease dated as of May 3, 2000, covering the entire fourteenth (14th) floor in the building known as 410 Park Avenue, New York, New York (the “Building”) for a term to initially expire on June 30, 2008;

2. Owner and Tenant executed that certain Additional Space, Lease Extension and First Lease Modification Agreement dated as of May 23, 2007 (the “First Amendment”), wherein a portion of the fifteenth (15th) floor designated as Suite 1510 on the fifteenth (15th) floor of the Building was added to the premises demised in the lease and the term of the lease was extended until October 31, 2018 and otherwise modified as therein provided;

3. Owner and Tenant entered into that certain Second Lease Modification Agreement dated as of May 26, 2009 (the “Second Amendment”) pertaining to certain security deposit requirements under Article 34 of the Lease;

4. Owner and Tenant entered into that certain Surrender and Third Lease Modification Agreement dated as of August 31, 2009 (the “Third Amendment”) wherein Tenant agreed to surrender the fifteenth (15th) floor portion of the Building to Owner leased pursuant to the terms of the First Amendment;

5. Owner and Tenant entered into that certain Fourth Lease Modification Agreement dated as of September 17, 2009 (the “Fourth Amendment”) pertaining to the definition of “Tenant’s Percentage” (said lease, as heretofore amended by the First Amendment, the Second Amendment, the Third Amendment, and the Fourth Amendment respectively, is hereinafter collectively called the Lease, and the entire fourteenth (14th) floor of the Building is hereinafter called the “Demised Premises”); and

6. Tenant desires to assign all of its right, title and interest in the Lease to Assignee (the “Assignment”) effective as of the Effective Date (hereinafter defined), and Owner is willing to consent to the Assignment, subject to the terms hereof.

NOW, THEREFORE, in consideration of the mutual covenants herein contained, it is agreed as follows:

FIRST: Owner hereby consents to the Assignment. A fully executed original of the Assignment shall be delivered to Owner and shall be subject and subordinate at all times to all of the covenants, agreements, terms, provisions and conditions of the Lease. The Assignment shall not in any manner release Tenant from any liability under the Lease, nor shall Owner’s consent to the Assignment be deemed a waiver of Owner’s rights under the Lease to consent to any further assignment of Lease, and/or any subletting of all or a portion of the Demised Premises.

SECOND: Effective from and after the Effective Date, Assignee shall observe all of the terms, covenants and conditions of the Lease on Tenant’s part to be observed and performed under the Lease, including, without limitation, payment of all Basic Annual Rent, Rent and additional rent respectively.

For purposes hereof, the term “Effective Date” shall mean December 19, 2012.

THIRD: Upon the express condition that Assignee deliver to Owner a Letter of Credit in the face amount of $683,325.00 (the “Replacement Letter”) substantially in the form required pursuant to Article 34 of the Lease and Exhibit B of the First Amendment respectively, Owner shall, upon receipt of the Replacement Letter, promptly return to Assignee the existing cash security in the sum of $683,325.00, together with any accrued interest thereto, less an administrative expense per annum (pro-rated for periods of less than one (1) year) equal to the lesser of $6,833.25 and the interest earned on such account for the applicable period. The remainder of the interest on such account or certificate shall belong to Assignee.

FOURTH: Assignee acknowledges that it has inspected the Demised Premises and agrees to accept possession thereof in its then “as-is” physical condition on the Effective Date, it being understood and agreed that Owner shall not be obligated to make any improvements or alterations to prepare the Demised Premises for Assignee’s occupancy.

FIFTH: Tenant and Assignee each hereby represent and warrant to Owner that it dealt with no broker or agent in connection with this Fifth Amendment. Tenant and Assignee shall each indemnify and hold Owner harmless from and against any claims including, without limitation, attorneys fees and expenses, arising out of any breach by Tenant or Assignee of the foregoing representation.

SIXTH: The terms and provisions of this Fifth Amendment are subject to the approval of the Building’s lender of the terms contained herein.

SEVENTH: Except to the extent modified and amended by the foregoing, the Lease is hereby ratified and confirmed in all respects;

EIGHTH: This Fifth Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

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IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals as of the day and year first above written.

OWNER:
410 PARK AVENUE ASSOCIATES, L.P.
By:	410 PARK AVENUE GENPAR CORP.,
Its general partner

By:	/s/ Michael Alter
	Name:	Michael Alter
	Title:	President

TENANT:
CAPITAL TRUST, INC.

By:	/s/ Stephen D. Plavin
	Name:	Stephen D. Plavin
	Title:	Chief Executive Officer

ASSIGNEE:
BLACKSTONE HOLDINGS I L.P.

By:	BLACKSTONE HOLDINGS I/II GP, INC., its general partner

By:	/s/ Laurence A. Tosi
	Name:	Laurence A. Tosi
	Title:	Chief Financial Officer

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